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                                                                     Exhibit 5.1

[LOGO]                           [LETTERHEAD]


July 12, 2000

Maxim Pharmaceuticals, Inc.
8899 University Center Lane, Suite 400
San Diego, CA 92122




Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Maxim Pharmaceuticals, Inc. (the "Company") of a Registration Statement on Form S-3 (the "Registration Statement"), including a related prospectus filed with the Registration Statement (the "Prospectus") with the Securities and Exchange Commission (the "Commission") covering the registration of 1,548,817 shares of the Company's Common Stock, $.001 par value (the "Common Stock") that may be sold by certain selling stockholders (the "Shares") and 3,958 shares of the Common Stock that are issuable pursuant to certain warrant agreements between Comdisco, Inc. and Cytovia, Inc. which were assumed by the Company (the "Warrant Agreements") and that may be sold by certain selling stockholders (the "Warrant Shares").

In connection with this opinion, we have examined the Registration Statement and Related Prospectus, the Company's Amended and Restated Certificate of Incorporation and Bylaws, as amended, and such other records, documents, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares are validly issued, fully paid, and nonassessable and the Warrant Shares, when issued and paid for in accordance with the terms of the Warrant Agreements, will be validly issued, fully paid and nonassessable.


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[LOGO]

Maxim Pharmaceuticals, Inc.
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We consent to the reference to our firm under the caption "Legal Matters" in the
Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.


Very truly yours,

Cooley Godward LLP



By: /s/ L. KAY CHANDLER
   ----------------------------
        L. Kay Chandler